As filed with the Securities and Exchange Commission on February 23, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Progress Software Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

14 Oak Park, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip code)

Progress Software Corporation 1991 Employee Stock Purchase Plan
Progress Software Corporation 1997 Stock Incentive Plan
Progress Software Corporation 2004 Inducement Stock Plan
(Full title of the plan)

Joseph W. Alsop
Progress Software Corporation
14 Oak Park
Bedford, Massachusetts 01730
(Name and address of agent for service)

(781) 280-4000
(Telephone number, including area code, of agent for service)

WITH A COPY TO:
Robert L. Birnbaum, Esq.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed maximum		Proposed maximum	Amount of
securities to be	to be	offering price		aggregate	registration
registered	registered	per share		offering price	fee
common stock, $0.01 par value per share	1,700,000 shares (1)	$22.87	(2)	$38,879,000	$4,576.06
common stock, $0.01 par value per share	2,500,000 shares (3)	$22.87	(2)	$57,175,000	$6,729.50
common stock, $0.01 par value per share	75,000 shares (4)	$22.87	(2)	$1,715,250	$201.89
common stock, $0.01 par value per share	125,000 shares (5)	$21.50	(6)	$2,687,500	$316.32
Total	4,400,000 shares				$11,823.77

(1)	Represents shares of common stock issuable pursuant to the Progress Software Corporation 1991 Employee Stock Purchase Plan.

(2)	Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on February 22, 2004.

(3)	Represents shares of common stock issuable upon exercise of stock options under the Progress Software Corporation 1997 Stock Incentive Plan.

(4)	Represents shares of common stock issuable upon exercise of stock options under the Progress Software Corporation 2004 Inducement Stock Plan.

(5)	Represents shares of common stock issuable upon exercise of outstanding stock options under the Progress Software Corporation 2004 Inducement Stock Plan.

(6)	Calculated pursuant to Rules 457(h)(1) under the Securities Act of 1933 based on $21.50, the per share exercise price of the stock options.

     This registration statement covers 1,700,000 shares of our common stock issuable under our 1991 Employee Stock Purchase Plan. These shares are in addition to 300,000 shares of our common stock registered under our 1991 Employee Stock Purchase Plan pursuant to a registration statement on Form S-8, SEC File No. 333-80571, filed with the Securities and Exchange Commission on June 11, 1999 and 150,000 shares of our common stock registered under our 1991 Employee Stock Purchase Plan pursuant to a registration statement on Form S-8, SEC File No. 033-41752, filed with the Securities and Exchange Commission on July 30, 1991. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, and the antidilution provisions of our 1991 Employee Stock Purchase Plan, the 300,000 shares previously registered were adjusted to 600,000 shares on January 21, 2000, the effective date of our 100% stock dividend and the 150,000 shares previously registered were adjusted to 300,000 shares on November 27, 1995, the effective date of our 100% stock dividend; further adjusted to 450,000 shares on July 13, 1998, the effective date of our 50% stock dividend; and further adjusted again to 900,000 shares on January 21, 2000, the effective date of our 100% stock dividend.

     This registration statement also covers 2,500,000 shares of our common stock issuable under our 1997 Stock Incentive Plan. These shares are in addition to 1,500,000 shares of our common stock registered under our 1997 Stock Incentive Plan pursuant to a registration statement on Form S-8, SEC File No. 333-80559, filed with the Securities and Exchange Commission on June 11, 1999 and 680,000 shares of our common stock registered under our 1997 Stock Incentive Plan pursuant to a registration statement on Form S-8, SEC File No. 333-41393, filed with the Securities and Exchange Commission on January 3, 1997. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, and the antidilution provisions of our 1997 Stock Incentive Plan, the 1,500,000 shares previously registered were adjusted to adjusted to 3,000,000 shares on January 21, 2000, the effective date of our 100% stock dividend and the 680,000 shares previously registered were adjusted to 1,020,000 shares on July 13, 1998, the effective date of our 50% stock dividend; and further adjusted to 2,040,000 shares on January 21, 2000, the effective date of our 100% stock dividend.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents, which we filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

     (a) Our annual report on Form 10-K for the fiscal year ended November 30, 2004 filed on February 14, 2005; and

     (b) The description of our common stock contained in our registration statement on Form 8-A filed on July 22, 1991 under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into, and to be a part of, this registration statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interest of Named Experts and Counsel

     The validity of the securities we are registering is being passed upon by Foley Hoag LLP, Boston, Massachusetts.

Item 6. Indemnification of Directors and Officers

     Article 6 of our restated articles of organization eliminates the personal liability of our directors to us or our stockholders for monetary damages arising out of such director’s breach of fiduciary duty as one of our directors to the maximum extent permitted by Massachusetts law. Article VII of our by-laws provides that we shall indemnify our officers and directors, and directors, officers, trustees, employees and other agents of any organization in which we own shares or of which we are a creditor, or in any capacity with respect to one of our employee benefit plans, against all liabilities and expenses reasonably incurred by such officers, directors, employees and other agents in connection with the defense or disposition of any action, suit or proceeding in which they may be involved by reason of having been a director, officer, employee or other agent, except with respect to any matter as to which they shall have been adjudicated not to have acted in good faith and in the reasonable belief that their action was in our best interests.

     Section 8.51 of Chapter 156D of the Massachusetts General laws provides that a corporation may indemnify a director against liability if:

     (1) (i) he conducted himself in good faith; and

4

          (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and

          (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

     (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws.

     Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions to shareholders, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 8.52 of Chapter 156D of the Massachusetts General Laws requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director against reasonable expenses incurred by him. Section 8.56 of Chapter 156D of the Massachusetts General Laws allows corporations to indemnify officers to the same or greater extent as directors.

     The effect of these provisions would be to permit indemnification by us for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended.

     Section 8.57 of Chapter 156D of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We maintain an officers’ and directors’ liability insurance policy.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits.

		Filed with	Incorporated by Reference
Exhibit		this Form			Exhibit
No.	Description	S-8	Form	Filing Date	No.
4.1	Restated Articles of Organization		10-K	February 20, 1998	3.1

4.2	Articles of Amendment to Restated Articles of Organization filed January 19, 1995		10-K	February 22, 1995	3.1.1

4.3	Articles of Amendment to Restated Articles of Organization filed November 17, 1997		10-K	February 20, 1998	3.1.2

4.4	Articles of Amendment to Restated Articles of Organization filed May 6, 1999		10-K	February 25, 2000	3.1.3

5

		Filed with	Incorporated by Reference
Exhibit		this Form			Exhibit
No.	Description	S-8	Form	Filing Date	No.
4.5	Articles of Amendment to Restated Articles of Organization filed June 17, 2000		10-K	February 27, 2001	3.1.4

4.6	Specimen certificate for the common stock		S-1	June 14, 1991	4.1

5.1	Opinion of Foley Hoag LLP	X

23.1	Consent of Deloitte & Touche LLP	X

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (contained on the signature page of this registration statement)	X

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

6

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

7

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedford, Massachusetts, as of February 23, 2005.

PROGRESS SOFTWARE CORPORATION

By:	/s/ Norman R. Robertson

Norman R. Robertson
Senior Vice President, Finance and Administration
and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Joseph W. Alsop and Norman R. Robertson, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him or her, or any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of February 23, 2005.

Signature	Title
Chief Executive Officer and Director (Principal
/s/ Joseph W. Alsop	Executive Officer)

Joseph W. Alsop

Senior Vice President, Finance and Administration
/s/ Norman R. Robertson	and Chief Financial Officer
(Principal Financial Officer)
Norman R. Robertson

/s/ David H. Benton, Jr.	Vice President and Corporate Controller
(Principal Accounting Officer)
David H. Benton, Jr.

/s/ Larry R. Harris	Director

Larry R. Harris

/s/ Roger J. Heinen, Jr.	Director

Roger J. Heinen, Jr.

Signature	Title
/s/ Michael L. Mark	Director

Michael L. Mark

/s/ Scott A. McGregor	Director

Scott A. McGregor

/s/ Amram Rasiel	Director

Amram Rasiel

EXHIBIT INDEX

		Filed with
Exhibit		this Form		Incorporated by Reference	Exhibit
No.	Description	S-8	Form	Filing Date	No.
4.1	Restated Articles of Organization		10-K	February 20, 1998	3.1

4.2	Articles of Amendment to Restated Articles of Organization filed January 19, 1995		10-K	February 22, 1995	3.1.1

4.3	Articles of Amendment to Restated Articles of Organization filed November 17, 1997		10-K	February 20, 1998	3.1.2

4.4	Articles of Amendment to Restated Articles of Organization filed May 6, 1999		10-K	February 25, 2000	3.1.3

4.5	Articles of Amendment to Restated Articles of Organization filed June 17, 2000		10-K	February 27, 2001	3.1.4

4.6	Specimen certificate for the common stock		S-1	June 14, 1991	4.1

5.1	Opinion of Foley Hoag LLP	X

23.1	Consent of Deloitte & Touche LLP	X

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (contained on the signature page of this registration statement)	X